As filed with the Securities and Exchange Commission on August 3, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
OPHTHOTECH CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-8185347
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
One Penn Plaza, 19th Floor New York, New York	10119
(Address of Principal Executive Offices)	(Zip Code)
 2013 Stock Incentive Plan
(Full Title of the Plan)
Glenn P. Sblendorio
President and Chief Executive Officer
Ophthotech Corporation
One Penn Plaza, 19th Floor
New York, New York 10119
(Name and Address of Agent for Service)
(212) 845-8200
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,429,394 shares	$ 2.39(2)	$ 3,416,252(2)	$ 396

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $2.39, the average of the high and low sale prices of the Registrant’s Common Stock as reported on The NASDAQ Global Select Market on July 31, 2017, in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the 2013 Stock Incentive Plan of Ophthotech Corporation (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective.  Accordingly, this Registration Statement hereby incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No. 333-191767, filed with the Securities and Exchange Commission on October 16, 2013 by the Registrant, relating to the Registrant’s Amended and Restated 2007 Stock Incentive Plan, as amended, and 2013 Stock Incentive Plan; (ii) the Registration Statement on Form S-8, File No. 333-193694, filed with the Securities and Exchange Commission on January 31, 2014 by the Registrant, relating to the Registrant’s 2013 Stock Incentive Plan; (iii) the Registration Statement on Form S-8, File No. 333-202438, filed with the Securities and Exchange Commission on March 2, 2015 by the Registrant, relating to the Registrant’s 2013 Stock Incentive Plan and certain inducement grants; and (iv) the Registration Statement on Form S-8, File No. 333-208893, filed with the Securities and Exchange Commission on January 6, 2016 by the Registrant, relating to the Registrant’s 2013 Stock Incentive Plan and certain inducement grants, in each case except for Item 8, Exhibits, with respect to which the Exhibit Index immediately preceding the exhibits attached hereto is incorporated herein by reference.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 3rd day of August, 2017.

OPHTHOTECH CORPORATION
By:	/s/ Glenn P. Sblendorio
Glenn P. Sblendorio
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Ophthotech Corporation, hereby severally constitute and appoint Glenn P. Sblendorio, David F. Carroll and Barbara A. Wood, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Ophthotech Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Glenn P. Sblendorio	President, Chief Executive Officer and Director (principal executive officer)	August 3, 2017
Glenn P. Sblendorio
/s/ David F. Carroll	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	August 3, 2017
David F. Carroll
/s/ David R. Guyer	Executive Chairman of the Board of Directors	August 3, 2017
David R. Guyer, M.D.

Director
Axel Bolte

/s/ Thomas Dyrberg	Director	August 3, 2017
Thomas Dyrberg, M.D., D.M.Sc.

/s/ David E. Redlick	Director	August 3, 2017
David E. Redlick

/s/ Michael Ross	Director	August 3, 2017
Michael Ross, Ph.D.

INDEX TO EXHIBITS

Number	Description
4.1*	Restated Certificate of Incorporation of the Registrant
4.2*	Amended and Restated By-Laws of the Registrant
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
23.2	Consent of Ernst &Young LLP
24.1	Power of attorney (included on the signature pages of this registration statement)
99.1**	2013 Stock Incentive Plan
99.2***	Amendment No. 1 to 2013 Stock Incentive Plan
____________
* Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-190643) on September 9, 2013 and incorporated herein by reference.
** Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014 and incorporated herein by reference.

***	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 and incorporated herein by reference.